UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2016

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 17, 2016, Chemung Canal Trust Company (the “Bank”), a subsidiary of Chemung Financial Corporation (the “Corporation”), and Kimberly A. Hazelton, Executive Vice President of Retail Client Services of the Bank, executed a Change of Control Agreement (the “Agreement”). The Agreement provides that if, during the 12 month period after the occurrence of a Change of Control, as defined in the Agreement: i) Ms. Hazelton’s employment is terminated by the Bank without Cause (also as defined in the Agreement); or ii) Ms. Hazelton terminates her employment with the Bank for any reason, the Bank shall pay to Ms. Hazelton, in addition to any other compensation or benefits due to her, an amount equal to two (2.00) times the highest annual compensation (salary and bonuses) paid by the Bank to Ms. Hazelton for any of the two (2) calendar years ending with the year in which her employment is terminated. The severance payments would be paid in equal monthly installments for the 24 months immediately following the effective date of the termination of Ms. Hazelton’s employment. The Agreement provides further that it is subject to all applicable laws and regulations and that the amount payable to Ms. Hazelton is subject to reduction to the extent necessary to ensure that such payment is not an “excess parachute payment” as defined in Section 280-g of the Internal Revenue Code.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 17, 2016, Chemung Canal Trust Company (the “Bank”), a subsidiary of Chemung Financial Corporation (the “Corporation”), issued a press release announcing the appointment of Kimberly A. Hazelton to Executive Vice President of Retail Client Services of the Bank. The appointment of Ms. Hazelton fills the position left vacant after Mr. DiFabio’s promotion to Executive Vice President of Business Client Services of the Bank in September 2015. Mr. Tomson, the Corporation’s and Bank’s current Chief Operating Officer has served as the interim Retail Client Services executive of the Bank since Mr. DiFabio’s promotion.

Ms. Hazelton, joins the Bank with 30 years of banking experience and has served in senior management positions with NBT, Fifth Third Bank, and TD Bank. Ms. Hazelton most recently served as Chief Operations Officer of Alternatives Federal Credit Union in Ithaca, NY. Ms. Hazelton earned her B.S. in Business Management from the University of Phoenix.

The Agreement is furnished as Exhibit 10.1 to this report. The Press Release is furnished as Exhibit 99.1 to this report.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Kimberly A. Hazelton Change of Control Agreement.

99.1	Press Release of Chemung Canal Trust Company dated August 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

August 17, 2016	By:	/s/ Karl F. Krebs

Karl F. Krebs
Chief Financial Officer and Treasurer